UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2005

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	0-27444	75-2560895
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3232 MCKINNEY AVENUE, SUITE 1000 DALLAS, TEXAS		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 740-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On October 5, 2005, SOURCECORP, Incorporated (the “Company”) issued a press release announcing that it was exploring a range of strategic alternatives to enhance stockholder value and that it had retained Lehman Brothers as its financial advisor to assist in this effort.  A copy of that press release is filed as Exhibit 99.1 to this Current Report.

The statements in this Current Report that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements.  These forward-looking statements include, but are not limited to, statements about plans to explore financial alternatives, any financial estimates, projections and estimates of future contract values included in this Current Report and any anticipated future activities.  The aforementioned risks and uncertainties include, without limitation, the results of the Company’s ongoing SEC investigation, the potential customer impact of the results of our investigation, the effect of our investigation on the trading price of our stock, our ability to successfully implement our plans, our ability to find alternatives acceptable to us, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in the Company’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K.  The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.              Financial Statements and Exhibits.

(d)              Exhibits

Exhibit
Number	Description

99.1	Press release dated October 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2005

SOURCECORP, INCORPORATED

	By:	/s/ ED H. BOWMAN, JR.
Ed H. Bowman, Jr.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release dated October 5, 2005